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                                                                     EXHIBIT 3.2

                       AMENDED AND RESTATED (A/O 4/--/98)
                                     BY-LAWS
                                       OF
                           POLAND COMMUNICATIONS, INC.
                            (a New York corporation)

                                    ARTICLE I
                                  SHAREHOLDERS

     Section 1.1. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on the second Wednesday of August of each year at such time and place, within or without the State of New York, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders to be called as soon thereafter as is convenient.

     Section 1.2. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Chairman of the Board of Directors, the Board of Directors, or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the request in writing, stating the purpose or purposes thereof, of holders of not less than twenty percent of the Voting Power (as defined hereinafter). If the Chief Executive Officer or the Secretary shall not, within fifteen (15) days after the receipt of such shareholders' request, so call such meeting, such shareholders may call the same. Special meetings of shareholders may be held at such time and place, within or without the State of New York, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the County of Albany, State of New York.

     Section 1.3. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of every meeting of shareholders, stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation, as amended and restated from time to time, of the Corporation (the "Certificate of Incorporation") or the laws of the State of New York, be given at least 10 but not more than 60 days prior to such meeting to each shareholder



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of record entitled to vote thereat, in the manner set forth in Section 9.1 of these By-Laws, by or at the direction of the Chief Executive Officer or the Secretary or the persons calling such meeting. Any meeting at which a quorum of shareholders is present, in person or by proxy, may be adjourned from time to time without notice, other than announcement at such meeting, until its business shall be completed. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat as above provided.

     Section 1.4. QUORUM. The holders of a majority of the Voting Power (as defined hereinafter), which holders may vote in person or be represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. For the purposes of these By-Laws, the term "Voting Power" means, with respect to any shares of stock issued and outstanding and entitled to vote at a meeting of the shareholders, the total number of votes represented by such shares.

     If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the Voting Power shall decide any question brought before such meeting, unless the question is one upon which by express provision of the New York Business Corporation Law or by express provision of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 1.5. PROXIES. At every meeting of shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless such proxy provides for a longer period or limits its use to a particular meeting not yet held. No proxy shall be valid after ten years from its date of execution, unless such proxy is irrevocable, in which case such irrevocable proxy shall be governed by the applicable provisions of the laws of the State of New York.

     A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or
(ii) by transmitting or authorizing the transmission of a telegram, cablegram wireless or other



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similar transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder. The Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

     Section 1.6. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived or is not required by these By-Laws, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action (other than as set forth in subsection (a)), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

     Section 1.7. SHAREHOLDER LIST. The Secretary or any other officer who has charge of the share transfer books of the Corporation shall prepare, at least 5 days before every meeting of shareholders, a complete list of the shareholders as of the record date entitled to vote at such



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meeting, arranged in alphabetical order, and showing the address of each shareholder and the number and class of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder during usual business hours for a period of at least 5 days prior to such meeting, either at the principal office of the Corporation or at the office or place of business of a transfer agent in the State of New York, for any proper purpose in the interest of the shareholder as such or of the corporation and not for speculative of trading purposes or for any purpose inimical to the interest of the corporation or of its shareholders. The list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected for any such proper purpose by any shareholder who is present. The original share transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or other equivalent record.

     Section 1.8. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, in person, by proxy, or by written consent, without transfer of such shares into the name of the official so voting.

     A shareholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

     Shares of capital stock of the Corporation, the voting rights of which are held in escrow or in a voting trust, or the voting of which is directed or controlled by a voting agreement, in each case pursuant to the terms of agreement between or among shareholders, may be voted (in person, by proxy, or by written consent) only by the person or entity having the right under such agreement to vote such shares, without any transfer of such shares into the name of the person or entity so voting being necessary.

     Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.8 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

     Section 1.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock having the right to vote upon such action at a meeting at which all the shares entitled to vote thereon were present and voted. In addition, to



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the extent permitted by the laws of the State of New York, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.

                                   ARTICLE II

                                    DIRECTORS

     Section 2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2.2. QUORUM. At all meetings of the Board of Directors, a majority of the "entire board" shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present, the directors present thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Minutes shall be maintained of all regular and special meetings, and copies of the minutes of every meeting shall be furnished as soon as practicable to each director regardless of whether or not the director was present at the meeting. For purposes of these By-Laws, the "entire board" means the total number of directors which the Corporation would have if there are no vacancies.

     The act of a majority of all of the directors present at a meeting for which there is a quorum shall be the act of the Board of Directors, except as otherwise provided in these By-Laws, in the Certificate of Incorporation, or by the New York Business Corporation Law.

     Section 2.3. RESIGNATION OR REMOVAL. Any director may resign by giving written notice to the Board of Directors or the Chief Executive Officer. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by the laws of the State of New York or the Certificate of Incorporation, any director may be removed, with or without cause, by the affirmative vote or written consent of a majority of the Voting Power.

     Section 2.4. VACANCIES. Except as otherwise required by the laws of the State of New York or the Certificate of Incorporation, vacancies in the Board of Directors shall be filled by the affirmative vote or written consent of a majority of the Voting Power.




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     Section 2.5. PLACE OF MEETINGS. Meetings of the Board of Directors may be
held at such places, within or without the State of New York, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.

     Section 2.6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of shareholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

     Section 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, a Vice President or any two directors then in office. Notice of each special meeting shall be made orally or in writing by the Secretary to each director at least five days before such meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the laws of the State of New York, state the purpose of such meeting.

     Section 2.8. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of Directors may participate in a meeting of the Board of Directors through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.8 shall constitute presence in person at such meeting.

     Section 2.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board .

     Section 2.10. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.11. PRESUMPTION OF ASSENT. Unless otherwise provided by the laws of the State of New York, a director who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.




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     Section 2.12. PRESIDING OFFICER. The presiding officer at any meeting of the Board of Directors shall be the Chairman or, in his or her absence, the Chief Executive Officer or, in his or her absence, any other director elected chairman for the meeting by vote of two thirds of the directors present at such meeting.

     Section 2.13. RELIANCE UPON RECORDS. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, and (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that causes such reliance to be unwarranted.

     Section 2.14. INTERESTED DIRECTORS. The presence of a director who is directly or indirectly a party to a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director, officer or employee or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law.


                                   ARTICLE III

                                    OFFICERS

     Section 3.1. NUMBER AND DESIGNATION. The officers of the Corporation shall be the Chairman of the Board of Directors, the Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

     Section 3.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors by the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.3. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best



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interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time, subject to such officer's contract obligations to the Corporation, by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary. Subject to such officer's contract obligations to the Corporation, any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 3.5. CHAIRMAN. The Board of Directors may elect a member of the Board to be Chairman of the Board of Directors. The Chairman of the Board of Directors, if so elected, shall preside at all meetings of the Board of Directors, and he or she shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 3.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have overall supervisory powers in overseeing the business and affairs of the Corporation, subject to the direction of the Chairman of the Board of Directors; shall be empowered to sign or countersign all certificates, contracts or other instruments; and shall perform any and all duties assigned to him by the Board of Directors or as are incident to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall in general supervise and control all of the day-to-day business and affairs of the Corporation and may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any documents which the Board of Directors has authorized to be executed or in the ordinary course of business of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

     Section 3.7. THE VICE PRESIDENTS. In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or, if there shall have been no such determination, then in the order of their election) shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, facilities or functions of the Corporation's business and add appropriate descriptions to their titles. In addition, any Vice President shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

     Section 3.8. THE SECRETARY. The Secretary shall (a) keep the minutes of proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;



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(b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws; (e) keep a register of the post office address of each shareholder or director which shall be furnished to the Secretary by such shareholder or director; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

     Section 3.9. THE TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors or the Chief Executive Officer or as otherwise required in the conduct of the business of the Corporation and render to the Chief Executive Officer or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond which shall be renewed regularly, in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 3.10. ASSISTANT TREASURERS AND SECRETARIES. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, if any have been elected or appointed, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition. the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the Chief Executive Officer, the Secretary, the Treasurer or the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties.




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     Section 3.11. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 4.1. CONTRACTS. Notwithstanding anything herein to the contrary, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or security instruments shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 4.3. CHECKS, DRAFTS, ETC, All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Treasurer.

     Section 4.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Treasurer; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                    ARTICLE V

                      SHARE CERTIFICATES AND THEIR TRANSFER

     Section 5.1. SHARE CERTIFICATES. Shares of capital stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such certificates shall comply with the requirements of the New York Business Corporation Law, or any successor provision, and shall be signed by (a) the Chairman of the Board of Directors, the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or (b) any two officers of the



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Corporation so authorized to sign by a resolution of the Board of Directors. If any share certificate shall be manually signed by a transfer agent, transfer clerk acting on behalf of the Corporation or registrar, the signature of any officer of the Corporation may be a facsimile. In case any such officer whose facsimile signature has been used on any such share certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such share certificate shall have been delivered by the Corporation, such share certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new share certificate or certificates for shares of capital stock of the Corporation be issued in place of any share certificate or certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new share certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed share certificate or certificates to advertise the case in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the share certificate or certificates claimed to have been lost, stolen or destroyed.

     Section 5.3. TRANSFERS OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these By-Laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such share certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of share certificates for shares of capital stock of the Corporation, the Corporation shall issue a new share certificate or certificates for such shares to the person entitled thereto, cancel the old share certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the share certificate or certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.




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     Section 5.4. SHAREHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 6.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise specified by the Board of Directors.

     Section 6.2. SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "SEAL" and "NEW YORK"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.


                                   ARTICLE VII

                                     OFFICES


     Section 7.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in the County of Albany, State of New York, or such other place as the Board of Directors may from time to time designate.

     Section 7.2. OTHER OFFICES. The Corporation may have offices at such other places, both within or without the State of New York, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                  ARTICLE VIII

                                    INSURANCE

     Section 8.1. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability



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asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.


                                   ARTICLE IX

                                     NOTICES

     Section 9.1. MANNER OF NOTICE. Except as otherwise provided by law, whenever under the provisions of the laws of the State of New York, the Certificate of Incorporation or these By-Laws notice is required to be given to any shareholder or director, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mail, air mail or first class, postage prepaid, addressed to such shareholder, director or member either at the address of such shareholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered or deposited, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of New York or these By-Laws. Notwithstanding any provision of this Section 9.1 to the contrary, any shareholder or director may, by written request provided to the Secretary of the Corporation, require that notice to such shareholder or director shall be made exclusively by personal delivery or certified mail, return receipt requested, and to require that such notice shall be made to such shareholder or director at two separate addresses (and that, with respect to either or both of such separate address, such notice be in care of a specific person).

     Section 9.2. COMPUTATION OF NOTICE PERIOD. In computing the period of time of any notice required or permitted to be given by law, or under the provisions of the Certificate of Incorporation or By-Laws or of a resolution of shareholders or directors, the day on which the notice is given shall be included, and the day on which the matter noticed is to occur shall be included, in the absence of a contrary provision.

     Section 9.3. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of the laws of the State of New York, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein. shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, prior to or at the commencement of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders or the Board of Directors need be specified



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


in any written waiver of notice unless so required by the laws of the State of New York, the Certificate of Incorporation or these By-Laws.


                                    ARTICLE X

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.


                                   ARTICLE XI

                                   AMENDMENTS

     Except to the extent otherwise provided in the Certificate of Incorporation or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted, by the Board of Directors, but any By-Law(s) adopted by the Board of Directors may be amended or repealed at any time by the holders of a majority of the Voting Power.



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